UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 25, 2020 (June 24, 2020)

SCULPTOR CAPITAL MANAGEMENT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33805	26-0354783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street,	New York,	New York	10019
(Address of Principal Executive Offices)			(Zip Code)
212-790-0000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Shares	SCU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Securities Holders.

(a)The Annual Meeting of Shareholders of Sculptor Capital Management, Inc. (the “Company”) was held on June 24, 2020.

(b)At the Annual Meeting, the Shareholders:
(i)elected Robert S. Shafir and James S. Levin as Class I directors. Mr. Shafir shall serve on the board of directors of the Company until December 31, 2021 (or such earlier date that Mr. Shafir may choose to resign from the Company’s board of directors). Mr. Levin shall serve for a term of three years and until his successor is duly elected or appointed and qualified;
(ii)ratified the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2020; and
(iii)approved, by a non-binding advisory vote, the compensation of the Named Executive Officers of the Company.

Set forth below, with respect to each matter above are, as applicable, the number of votes cast for, against or withheld, the number of abstentions and the number of broker non-votes:

1.Election of Directors

Nominee	Votes For	Withheld	Broker Non-Votes
Robert S. Shafir	38,031,611	1,070,984	5,105,336
James S. Levin	29,401,920	9,700,675	5,105,336

2.Ratification of Selection of Independent Registered Public Accounting Firm

Votes For	43,936,074
Votes Against	197,776
Abstentions	74,081

3.Advisory Vote on Executive Compensation

Votes For	21,181,026
Votes Against	9,805,388
Abstentions	8,116,181
Broker Non-Votes	5,105,336

Item 9.01. Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCULPTOR CAPITAL MANAGEMENT, INC.
(Registrant)

By:	/s/ Thomas M. Sipp
Thomas M. Sipp
Chief Financial Officer and Executive Managing Director
Date: June 25, 2020